 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

On May 5, 2025, Evolus, Inc. (the “Company”) entered into an amended and restated loan agreement (the “A&R Loan Agreement”), with BPCR Limited Partnership, as a lender (“BCPR”), BioPharma Credit Investments V (Master) LP, as a lender (together with BCPR, the “Lenders”), and BioPharma Credit PLC, as collateral agent for the Lenders (in such capacity, the “Collateral Agent” and, collectively with the Company and the Lenders, the “Parties”), amending and restating in its entirety the Loan Agreement, dated as of December 14, 2021, by and among the Parties, as amended. Pursuant to the A&R Loan Agreement, the Lenders agreed to make term loans to the Company in an aggregate principal amount of up to $250,000,000, subject to funding in three tranches (collectively, the “Term Loans”). The proceeds of the Term Loans will be used to refinance the existing loan facility and fund the Company’s general corporate and working capital requirements.
Pursuant to the terms of the A&R Loan Agreement, the Term Loans will be advanced in three tranches. The first tranche (the “Tranche A Loan”) shall be advanced in the principal amount of $150,000,000 on the effective date of the A&R Loan Agreement (the “Tranche A Closing Date”), subject to entering into an amended and restated guaranty and security agreement (the “A&R Guaranty and Security Agreement”) and delivery of other customary deliverables. The second and third tranches (the “Tranche B Loan” and “Tranche C Loan,” respectively), each in the principal amount of up to $50,000,000 but no less than $25,000,000, will be advanced at the Company’s election, subject to the terms and conditions of the A&R Loan Agreement. The Term Loans will mature on the 5th year anniversary of the Tranche A Closing Date (the “Maturity Date”).

The Term Loans accrue interest at a per annum rate equal to the 3-month Secured Overnight Financing Rate (“SOFR”) plus 5.0% per annum (subject to a SOFR floor of 3.50%), determined as of the first day of each quarter. Accrued interest is due and payable on the last day of each quarter, with payment beginning in the calendar quarter immediately following the Tranche A Closing Date.

The Company may elect to prepay the Term Loans prior to the Maturity Date in whole or in part, provided that the Company provides notice to the Collateral Agent, the amount is not less than $20,000,000, and the amount is accompanied by all accrued and unpaid interest thereon through the date of prepayment. Prepayments of the Term Loans will be accompanied by an exit consideration payment of an amount equal to the product of the amount of any principal so prepaid multiplied by 2%. Prepayments of the Term Loans will also be accompanied by a prepayment premium equal to: (1) the principal amount so prepaid multiplied by 3% if made prior to the 1st anniversary of the applicable tranche closing date; (2) 2% if made on or after the 1st anniversary of the applicable tranche closing date but prior to the 2nd anniversary of such tranche closing date; (3) 1% if made on or after the 2nd anniversary of the applicable tranche closing date but prior to the 3rd anniversary of such tranche closing date; and (4) 0.5% if made on or after the 3rd anniversary of the applicable tranche closing date but prior to the 4th anniversary of such tranche closing date. If the Term Loans are accelerated following the occurrence of an event of default, the Company shall immediately pay to Lenders the sum of all obligations for principal, interest, and the applicable exit consideration and prepayment premium.

Pursuant to the Guaranty and Security Agreement, the Company will grant the Collateral Agent a security interest in substantially all of its personal property, rights and assets to secure the payment of all amounts owed to Lenders under the A&R Loan Agreement.

The A&R Loan Agreement contains customary affirmative and restrictive covenants and representations and warranties. The Company is bound by certain affirmative covenants setting forth actions that are required during the term of the A&R Loan Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance, and certain notice requirements. Additionally, the Company is bound by certain restrictive covenants setting forth actions that are not permitted to be taken during the term of the A&R Loan Agreement without the required lenders' prior written consent, including, without limitation, incurring certain additional indebtedness, consummating certain change in control transactions, or incurring any non-permitted lien or other encumbrance on the Company’s assets. The A&R Loan Agreement also contains other customary provisions, such as confidentiality obligations and indemnification rights for the benefit of the Lenders. The A&R Loan Agreement does not contain covenants requiring the Company to maintain a minimum cash threshold or minimum revenues or earnings.

The foregoing description of the A&R Loan Agreement and the Guaranty and Security Agreement is qualified in its entirety by reference to the A&R Loan Agreement and the Guaranty and Security Agreement. The Company intends to file the A&R Loan Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the A&R Loan Agreement is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On May 5, 2025, the Company issued a press release announcing the execution of the A&R Loan Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release of Evolus, Inc., dated May 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: May 5, 2025	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer